Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this  Registration  Statement on
Form S-8 of our report dated March 14, 1996, appearing in the Annual Report on Form 10-K of The Talbots, Inc. for the year ended February 3, 1996.




/s/ Deloitte & Touche LLP
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May 31, 1996

DELOITTE & TOUCHE LLP
Boston, Massachusetts